Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-164366, 333-93093, 333-102718, 333-139236, 333-171649) of A. Schulman, Inc. of our report dated October 26, 2011 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

October 26, 2011